EXHIBIT 11
                                CenturyTel, Inc.
                       COMPUTATIONS OF EARNINGS PER SHARE
                                   (UNAUDITED)

                                                                  Three months                    Nine months
                                                               ended September 30,            ended September 30,
-------------------------------------------------------------------------------------------------------------------
                                                              2002            2001            2002          2001
-------------------------------------------------------------------------------------------------------------------
                                                                       (Dollars, except per share amounts,
                                                                            and shares in thousands)
Income (Numerator):
Income from continuing operations                      $     63,619          59,570         146,684         107,489
Discontinued operations, net of tax                         544,130          32,735         610,595         185,779
-------------------------------------------------------------------------------------------------------------------
Net income                                                  607,749          92,305         757,279         293,268
Dividends applicable to preferred stock                        (100)           (100)           (299)           (299)
-------------------------------------------------------------------------------------------------------------------

Net income applicable to common stock                       607,649          92,205         756,980         292,969
Dividends applicable to preferred stock                         100             100             299             299
-------------------------------------------------------------------------------------------------------------------

Net income as adjusted for purposes of computing
  diluted earnings per share                           $    607,749          92,305         757,279         293,268
===================================================================================================================

Net income applicable to common stock, as adjusted
  for goodwill amortization                            $    607,649         106,195         756,980         335,177
===================================================================================================================

Net income as adjusted for purposes of computing
  diluted earnings per share, as adjusted *            $    607,749         106,295         757,279         335,476
===================================================================================================================

Shares (Denominator):
Weighted average number of shares:
      Outstanding during period                             141,872         141,046         141,522         140,985
      Employee Stock Ownership Plan shares not
        committed to be released                               (180)           (274)           (198)           (292)
-------------------------------------------------------------------------------------------------------------------

Number of shares for computing basic earnings per share     141,692         140,772         141,324         140,693
Incremental common shares attributable to dilutive securities:
      Conversion of convertible securities                      435             435             435             435
      Shares issuable under stock option plan                   643           1,053             951           1,139
-------------------------------------------------------------------------------------------------------------------

Number of shares as adjusted for purposes of computing
  diluted earnings per share                                142,770         142,260         142,710         142,267
===================================================================================================================

                                                                    EXHIBIT 11
                                                                   (Continued)
                                CenturyTel, Inc.
                       COMPUTATIONS OF EARNINGS PER SHARE
                                   (UNAUDITED)
                                   (Continued)

                                                                  Three months                    Nine months
                                                               ended September 30,            ended September 30,
-------------------------------------------------------------------------------------------------------------------
                                                              2002            2001            2002          2001
-------------------------------------------------------------------------------------------------------------------

Basic earnings per share
    From continuing operations                         $        .45             .42            1.04           .76
    From continuing operations, as adjusted*           $        .45             .50            1.04          1.01
    From discontinued operations                       $       3.84             .23            4.32          1.32
    From discontinued operations, as adjusted*         $       3.84             .25            4.32          1.37
    Basic earnings per share                           $       4.29             .65            5.36          2.08
    Basic earnings per share, as adjusted*             $       4.29             .75            5.36          2.38

Diluted earnings per share
    From continuing operations                         $        .45             .42            1.03           .76
    From continuing operations, as adjusted*           $        .45             .50            1.03          1.00
    From discontinued operations                       $       3.81             .23            4.28          1.31
    From discontinued operations, as adjusted*         $       3.81             .25            4.28          1.36
    Diluted earnings per share                         $       4.26             .65            5.31          2.06
    Diluted earnings per share, as adjusted*           $       4.26             .75            5.31          2.36


* As adjusted to reflect the after-tax effect of eliminating goodwill amortization in accordance with SFAS 142.